EXHIBIT 4.2(c)

                    AMENDMENT NO. 3 dated as of October 28, 2004 (this "Amendment") to the LOAN AND SECURITY Agreement dated as of July 15, 2003, as amended by Amendment No. 1 dated as of March 16, 2004 and Amendment No. 2 dated as of August 3, 2004 (as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), by and among BELCREST CAPITAL FUND LLC, a Massachusetts limited liability company (the "Borrower"), the Lenders referred to therein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the "Agent"), and Merrill Lynch Capital Services, Inc., a Delaware corporation (the "Swap Provider").

                             INTRODUCTORY STATEMENT

     On July 15, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $138,000,000.

     On August 3, 2004 the Lenders agreed to temporarily increase the amount available under the revolving credit facility until October 29, 2004 by $138,000,000 to an aggregate principal amount of $276,000,000.

     The Borrower has requested that the Lenders extend the temporary increase in the amount available under the revolving credit facility until November 12, 2004

     The Borrower has also requested and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein.

     Accordingly, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
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     SECTION 1. Defined Terms.  Capitalized  terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 4 hereof), as follows:

     (A) Article 1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety to read as follows:

          "'Maximum Loan Amount' shall mean $276,000,000; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) November 12, 2004, the "Maximum Loan Amount" shall mean $138,000,000."

     (B) Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

     "2.7  Repayment  and   Termination.   (a)  The  Borrower  shall  repay  the
outstanding principal amount of all Loans on the Maturity Date.

     (b) Upon the earlier to occur of (i) the Keystone Debt Financing or (ii) November 12, 2004 the Borrower shall immediately prepay the outstanding principal amount of the Loans in excess of $138,000,000, so that, after giving effect to such prepayment, the aggregate principal amount of the Loans outstanding will be equal to or less than $138,000,000."

     (C) Section 7.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

     "7.17 Keystone Debt Financing. The Borrower shall use its best efforts to cause the JV or Six Rivers to obtain and effectuate debt financing which complies with the requirements of Section 8.1(vi) with net proceeds in an amount equal to or greater than $138,000,000 (the "Keystone Debt Financing") prior to November 12, 2004. Upon the occurrence of the Keystone Debt Financing, all or a portion of the proceeds of the Keystone Debt Financing shall be used by the Borrower to prepay the Loans in accordance with Section 2.7(b). In the event the Borrower is unable to obtain and effectuate the Keystone Debt Financing (and make the corresponding prepayment required by Section 2.7(b)) by October 1, 2004, the Borrower shall provide the Agent with written notice thereof prior to October 1, 2004 and shall continue to use its best efforts to obtain and effectuate the Keystone Debt Financing by November 12, 2004"

     (D) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the figure "$138,000,000" and inserting the figure "$276,000,000" in lieu thereof; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) November 12, 2004, the figure "$276,000,000" shall be replaced with the figure "$138,000,000."

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

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     (B) after giving effect to this  Amendment,  no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received such other documents as the Agent may reasonably request; and

     (C) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

     SECTION 5. Expenses. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower agrees to pay eighty (80%) of all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

     SECTION 6. Miscellaneous.

     (A) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (B) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (C) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (D) This Amendment shall constitute a Fundamental Document.

     (E) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS  WHEREOF,  the undersigned have caused this Amendment to be duly executed as of the date first written above.

                                Borrower:

                                BELCREST CAPITAL FUND LLC, as Borrower

                                By:  EATON VANCE MANAGEMENT, as Manager


                                By:  /s/ William R. Cross
                                     ----------------------------------------
                                Name:            William R. Cross
                                Title:           Vice President
                                Address:         The Eaton Vance Building
                                                 255 State Street
                                                 Boston, Massachusetts 02109
                                Telephone No.:   (617) 482-8260
                                Telecopier No.:  (617) 482-3836
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                                Lenders:

                                MERRILL LYNCH MORTGAGE CAPITAL, INC.,
                                individually and as Agent


                                By:  /s/ Joshua A. Green
                                     ----------------------------------------
                                Name:            Joshua A. Green
                                Title:           Vice President
                                Address:         4 World Financial Center
                                                 10th Floor
                                                 New York, New York 10080
                                Telephone No.:   (212) 449-7330
                                Telecopier No.:  (212) 449-6673
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                                Swap Provider:

                                MERRILL LYNCH CAPITAL SERVICES, INC.,
                                as Swap Provider

                                By:  /s/ Richard Zaleski
                                     ----------------------------------------
                                Name:            Richard Zaleski
                                Address:         4 World Financial Center
                                                 12th Floor
                                                 New York, New York 10080
                                Telephone No.:   (212) 449-8169
                                Telecopier No.:  (212) 449-6993